LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Cameron Billingsley, Salesh Balak, and Mark Morrison, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned, in the undersigned's capcacity as a beneficial owner of more than 10% of a class of Universal Biosensors Inc.'s
(the "Company") equity securities, Forms 3, 4 and 5 (and any amendments thereto)
in accordance with Section 16(a) of the Securities and Exchange Act of 1934 (the
"Act") and the rules thereunder;

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, and 5 and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisit, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this limited power of attorney and all rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsbilities to comply with Section 16 of the Act.

	This limited power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in securities issued by, the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 28th day of April, 2008.


/s/ Andy Jane
Andy Jane, authorized representative of CM Capital Investments Pty Ltd as trustee of CM Capital Venture Trust No. 3